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                                                                  EXHIBIT 10.10


                    EMPLOYMENT AND NONCOMPETITION AGREEMENT


                  This EMPLOYMENT AND NONCOMPETITION AGREEMENT is dated as of July 10, 1997 (the "Agreement"), by and between CD RADIO INC., a Delaware corporation, (the "Company"), and ANDREW J. GREENEBAUM (the "Executive"). In consideration of the mutual covenants and conditions set forth herein, the Company and the Executive agree as follows:

                  1. EMPLOYMENT. The Company hereby employs the Executive and the Executive hereby accepts employment with the Company subject to the covenants and conditions of this Agreement.

                  2.       DUTIES AND REPORTING RELATIONSHIP.

                  (a) Duties. The Executive shall be employed in the capacity of an Executive Vice President and the Chief Financial Officer of the Company. During the term of this Agreement the Executive shall, on a full-time basis, use his skills and render services to the best of his ability in supervising the financial affairs of the Company and shall, in addition, perform such other activities and duties as the Chairman and Chief Executive Officer of the Company shall, from time to time, specify and direct.

                  (b) Reporting Relationship. The Executive shall report to the Chairman and Chief Executive Officer of the Company.

                  3. TERM. The term of this Agreement shall be deemed to have commenced and be effective on and from August 25, 1997, and end on August 25, 2000, unless terminated earlier pursuant to the provisions of Paragraph 6 below.

                  4.       COMPENSATION.

                           (a)      Annual Salary. During the term of this
Agreement, the Executive shall be paid a salary computed on an annualized base of U.S. $250,000.00 per year for the period of his employment hereunder through December 31, 1997 and thereafter during the balance of the term of this Agreement at a salary computed on an annualized base of $275,000.00, subject to any increases that the Board of Directors or the compensation committee thereof shall approve.


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                           (b)      Stock Options. The Company hereby grants to
the Executive the option to purchase 175,000 shares of the Company's common stock, par value $0.001 per share (the "Common Stock") at U.S.$15.125 per share, on such terms and subject to such conditions as are set forth in the option agreement attached hereto as Exhibit A.

                           (c)  Other. All compensation paid to the Executive
hereunder shall be subject to any and all such payroll and withholding deductions as are required by the law of any applicable jurisdiction, state or federal, with taxing authority with respect to such compensation.

                  5.       ADDITIONAL COMPENSATION, EXPENSES AND BENEFITS.

                           (a)      Expenses.  The Company shall promptly
reimburse the Executive for all reasonable and necessary business expenses incurred and advanced by him in carrying out his duties under this Agreement. The Executive shall present to the Company from time to time an itemized account of such expenses in such form as may be required by the Company.

                           (b)      Benefits.  During the term of employment
hereunder, the Executive shall be entitled to participate fully in any bonus grants, benefit plans, programs, policies and any fringe benefits which may be made available to the corporate officers of the Company generally, including but not limited to medical, dental and life insurance; provided, however, that the Executive shall participate in any bonus, stock option or stock purchase or compensation plan currently in effect or subsequently established by the Company to the extent, and only to the extent, authorized by the plan document or by the Board of Directors or the compensation committee thereof in their absolute discretion.

                           (c)      Moving Expenses.  The Executive presently
resides in Los Angeles, California. It is expect and understood under this Agreement that the Executive shall establish his principal residence within the metropolitan area of the City of New York, New York. With respect to such move, the Company shall reimburse him, in each case on due proof thereof, as follows:

                  (i) The Company shall reimburse the Executive for the reasonable, direct expenses which he shall incur in moving his principal residence to New York, including, but not limited to, the costs of (A) transporting his family and shipping his furniture, furnishing and personal effects to New York, (B) rental of a car in Los Angeles for a maximum of two
                           (2) months (as a replacement for his prior use of a company car), (C) two (2) roundtrip airline tickets for his wife for "househunting" visits to New York,
                           (D) any brokerage fee paid by


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                           him in respect of rental of a permanent residence in
                           New York, (E) storage of his furnishings, furniture and personal effects in respect his move for up to two (2) months and (F) insuring his furnishings, furniture and personal effects during moving and storage (all up to a maximum aggregate sum of $27,000.00);

                  (ii) The Company shall pay directly to the Executive's broker, at the Executive's request, any brokerage commission (up to a maximum of six percent (6%) of the gross sale price thereof) incurred by the Executive with respect to the sale of his present residence in Los Angeles, California;

         (iii)    The Company shall reimburse the Executive for the monthly
                           rental expenses which the Executive may incur with respect to any temporary apartment rental he may undertake prior to his establishing his permanent residence in New York, up to a maximum of four (4) months rent and a maximum aggregate rent paid of $15,000.00;

                  (iv) As to any reimbursements to be made to the Executive under subparagraphs (i) and (iii) above, the Company shall further pay to the Executive an additional sum equal to forty-five percent (45%) of each such amount as a "gross-up" for the personal income taxes which the Executive shall incur with respect to that reimbursement payment.

                           (d)      Additional Payment.  To compensate the
Executive for his loss of an annual incentive bonus expected to be paid to him in his current employment which the Executive will forego by reason of his agreement to commence his employment with the Company on August 25, 1997, the Company shall pay to the Executive the additional sum of $90,000.00 upon his commencement of employment with the Company on August 25, 1997.


                  6.       TERMINATION.

                           (a)      Termination for Cause.  The Company has the
right and may elect to terminate this Agreement for Cause. For purposes of this Agreement, "Cause" shall be limited to (i) action by the Executive involving willful malfeasance having a material adverse effect on the Company or (ii) the Executive being convicted of a felony; provided that any action by the Executive shall not constitute "Cause" if, in good faith, the Executive believed such action to be in or not opposed to the best interests of the Company, or if the Executive shall be entitled, under applicable


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law or the Certificate of Incorporation or Bylaws of the Company, to be
indemnified with respect to such action. Termination of the Executive for Cause pursuant to this Subparagraph 6(a) shall be communicated by a Notice of Termination. For purposes of this Agreement a "Notice of Termination" shall mean delivery to the Executive of a copy of a resolution duly adopted by the affirmative vote of not less than a majority of the directors present and voting at a meeting of the Company's Board or Directors called and held for that purpose after reasonable notice to the Executive and reasonable opportunity for the Executive, together with the Executive's counsel, to be heard before the Board prior to such vote, finding that in the good faith opinion of the Board the Executive was guilty of conduct set forth in the first sentence of this Subparagraph 6(a) and specifying the particulars thereof in detail (the date of such termination by the Board is referred hereinafter as the "Termination Date"). For purposes of this Agreement, no such purported termination of the Executive's employment shall be effective without such Notice of Termination.

                           (b)      Voluntary Resignation.  Should the
Executive wish to resign from his position with the Company during the term of his employment, the Executive shall give thirty (30) days written notice to the Company, setting forth the reasons and specifying the date as of which his resignation is to become effective. The date specified in such written notice shall be referenced herein as the "Termination Date." Failure to provide such notice shall entitle the Company only to fix the Termination Date as of the last business day on which the Executive reported for work at his principal place of employment with the Company and shall have no other effect.

                           (c)      Without Cause.  The Company shall have the
absolute right to terminate the Executive's employment without cause at any time. If the Company elects to terminate the Executive without Cause, the Company shall give thirty (30) days written notice to the Executive. Thirty
(30) days after such notice is given to the Executive shall be referenced herein as the "Termination Date."

                           (d)      Compensation and Benefits Upon Termination.
If the employment of the Executive is terminated for any reason except (i) by the Company for Cause or (ii) by the Executive voluntarily, the Executive shall be entitled to receive, and the Company shall pay to the Executive without setoff, counterclaim or other withholding except as set forth in Paragraph 4(c) an amount (in addition to any salary, benefits or other sums due the Executive through the Termination Date) equal to his annualized salary base then in effect. Any amount becoming payable under this Paragraph 6(d) shall be paid on the Termination Date.

                  7. NONDISCLOSURE OF CONFIDENTIAL INFORMATION. As a condition of his employment hereunder, the Executive has executed and delivered to the Company an agreement addressing the nondisclosure of confidential information (the "Nondisclosure

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Agreement") in the form attached hereto as Exhibit B and incorporated herein by reference as if set forth in full herein.

                  8. COVENANT NOT TO COMPETE. For a period beginning on the date of this Agreement and ending one (1) year after the Termination Date, the Executive will not, directly or indirectly, enter into the employment of, render services to or acquire any interest whatsoever in (whether for his own account as an individual proprietor, or as a partner, associate, shareholder, officer, director, consultant, trustee or otherwise), or otherwise assist, any person or entity engaged in any operations in North America involving any satellite digital audio radio service or any subscription-based digital audio radio service delivered to cars or other mobile vehicles; provided, however, that nothing herein shall prevent the purchase or ownership by the Executive by way of investment of up to four percent (4%) of the shares or equity interest of any corporation or other entity. Without limiting the generality of the foregoing, the Executive agrees that during the one (1) year period set forth above the Executive will not call on or otherwise solicit business or assist others to solicit business from any of the customers or potential customers of the Company as to any product or service that competes with any product or service provided or marketed by or actually under development by the Company at the time of the Executive's termination. The Executive furthermore agrees that he will not solicit or assist others to solicit the employment of or hire any employee of the Company throughout the term of this Covenant Not To Compete without the prior written consent of the Company.

                  9. REMEDIES. The Executive agrees that damages for breach of any of his covenants under Paragraphs 7 and 8 above will be difficult to determine and inadequate to remedy the harm which may be caused thereby, and therefore consents that these covenants may be enforced by temporary or permanent injunction without the necessity of bond. Such injunctive relief shall be in addition to and not in place of any other remedies available at law or equity. The Executive believes, as of the date of this Agreement, that the provisions of this Agreement are reasonable and that the Executive is capable of gainful employment without breaching this Agreement. However, should any court or tribunal decline to enforce any provision of Paragraph 7 or 8 of this Agreement, this Agreement shall, to the extent applicable in the circumstances before such court or tribunal, be deemed to be modified to restrict the Executive's competition with the Company to the maximum extent of time, scope and geography which the court or tribunal shall find enforceable, and such provisions shall be so enforced. The losing party shall reimburse the prevailing party for any costs and attorneys fees incurred in connection with any action to enforce the covenants under Paragraph 8 above. The Company and the Executive shall have available to them all remedies at law and in equity for the enforcement of this Agreement, which remedies (including but not limited to termination of this Agreement as provided herein) shall be cumulative and not elective.


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                  10.      INDEMNIFICATION.  The Company shall indemnify the
Executive to the full extent provided in the Company's Certificate of Incorporation and Bylaws and the law of the State of Delaware in connection with his activities as an officer and director of the Company.

                  11. GOLDEN PARACHUTE PAYMENTS. If as a result of a change in control, the Executive is required to pay an excise tax on "excess parachute payments" (as defined in Section 280G(b) of the Code) under Section 4999 of the Code, the Company shall reimburse the Executive for the amount of such taxes paid. In addition, the Company shall pay the Executive such additional amounts as are necessary to place the Executive in the same financial position that he would have been in if he had not incurred any tax liability under Section 4999 of the Code as a result of such change in control; provided, however, that the Company shall in no event pay the Executive any amounts with respect to any penalties or interest due under any provision of the Code. The determination of the amount, if any, of any "excess parachute payments" and any tax liability under Section 4999 of the Code shall be made by a nationally-recognized independent accounting firm agreed to by the Company and the Executive. The fees and expenses of such accounting firm shall be paid by the Company. The determination of such accounting firm shall be final and binding on the parties. The Company agrees to pay to the Executive any amounts to be paid or reimbursed under this Paragraph 11 within thirty (30) days after receipt by the Company of written notice from the accounting firm which sets forth such accounting firm's determination.

                  12. ENTIRE AGREEMENT. The provisions contained herein and the exhibits hereto constitute the entire agreement between the parties with respect to the subject matter hereof and supersede any and all prior agreements, understandings and communications between the parties, oral or written, with respect to such subject matter.

                  13. MODIFICATION. Any waiver, alteration, amendment or modification of any provisions of this Agreement and the exhibits hereto shall not be valid unless in writing, approved by a majority of the directors of the Company who are not full-time employees of the Company, and signed by both the Executive and the Company.

                  14. SEVERABILITY. If any provision of this Agreement shall be declared to be invalid or unenforceable, in whole or in part, such invalidity or unenforceability shall not affect the remaining provisions hereof, which shall remain in full force and effect.

                  15. ASSIGNMENT. The Executive may not assign any of his rights or delegate any of his duties hereunder without the written consent of the Company. The Company may not assign any of its rights or delegate any of its obligations hereunder.


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                  16.      BINDING EFFECT.  Subject to the limitations set
forth in Paragraph 13 above, this Agreement shall be binding upon and inure to the benefit of the successors in interest of the Executive and the Company.

                  17. NOTICE. All notices and other communications required or permitted hereunder shall be made in writing and shall be deemed effective when initially transmitted by courier or facsimile transmission and five (5) days after mailing by registered or certified mail:

                           (i)      if to the Company:

                                    CD Radio Inc.
                                    Sixth Floor
                                    1001 22nd Street, N.W.
                                    Washington, D.C.  20037
                                    Telecopier No.: (202)296-6265


                           (ii)     if to the Executive:

                                    Andrew J. Greenebaum
                                    214 South Anita Avenue
                                    Los Angeles, California 90049
                                    Telecopier No.: (310)471-9022

or to such other person or address as either of the parties shall furnish in writing to the other party from time to time.

                  18. CHOICE OF LAW. This Agreement shall be governed by and construed in accordance with the laws of the District of Columbia applicable to contracts made and to be performed entirely within said jurisdiction.

                  19. ATTORNEYS' FEES. In the event of litigation arising out of or in connection with this Agreement, the prevailing party shall be entitled to recover from the other party all of its attorneys' fees and other expenses incurred in connection with such litigation.



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                  20.      NON-MITIGATION.  After the termination of his
employment hereunder, the Executive shall not be required to mitigate damages or the amount of any benefit or payment provided under this Agreement by seeking other employment, or otherwise; nor shall the amount of any benefit or payment provided for under this Agreement be reduced by any compensation earned by the Executive as the result of employment by another employer.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above mentioned.

                                         CD RADIO INC.


                                      By:
                                         ---------------------------
                                         Name:  Lawrence F. Gilberti
                                         Title: Secretary

                                         EXECUTIVE

                                         ---------------------------
                                             Andrew J. Greenebaum


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